                                                                   EXHIBIT 10.17

                    SECOND AMENDED AND RESTATED MASTER LEASE

         THIS SECOND AMENDED AND RESTATED MASTER LEASE (this "Lease") made and entered as of this 1st day of September, 2001, by and between MOVIEPLEX REALTY LEASING, L.L.C., a New Jersey limited liability company, (hereinafter called "Landlord"), and CARMIKE CINEMAS, INC., a Delaware corporation, (hereinafter called "Tenant").

                                   WITNESSETH:

                      ARTICLE 1. Leased Premises and Term

(a) Landlord and Tenant are party to the Original Lease (as hereinafter defined) pursuant to which Landlord leased to Tenant the premises consisting of six (6) properties more completely described on Exhibit "A" attached hereto and incorporated herein by reference (hereinafter called the "Leased Premises");

(b) On August 8, 2000, Tenant and its Subsidiaries commenced cases under Chapter 11 of the federal Bankruptcy Code of 1978, as amended, in the United States Bankruptcy Court of the District of Delaware;

(c) In connection with the reorganization of Tenant, the parties hereto wish to amend and restate the Original Lease with, and replace it by, this Lease;

(d) Landlord, for and in consideration of the foregoing and the covenants and agreements hereinafter set forth to be kept and performed by both parties hereto, does hereby demise and lease to Tenant and Tenant does hereby lease from Landlord (for the Term hereinafter stipulated) the Leased Premises; and

(e) The term of this Lease (the "Term") shall commence upon the date hereof (the "Commencement Date") and shall end on August 31, 2016 (the "Termination Date").

                             ARTICLE 2. Definitions

         The following terms shall have the meaning set forth herein, unless such meanings are expressly modified, limited or extended elsewhere in this
Lease:

(a) "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

(b) "Capital Stock" means any capital stock (other than capital stock which is either (i) mandatorily redeemable or (ii) redeemable at the option of the holder thereof) of Tenant or any subsidiary (to the extent issued to a Person other than Tenant), whether common or preferred.

(c) "Change of Control" means any event, transaction or occurrence as a result of which (i) the Tenant Stockholders cease to own and control all of the economic and voting rights associated with ownership of at least thirty percent (30%) of the outstanding Capital Stock of all


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classes of Tenant on a fully diluted basis, or (ii) Tenant ceases to own and control all of the economic and voting rights associated with all of the outstanding Capital Stock of any of its Subsidiaries, except that a Qualified Buyer transaction shall not be a Change of Control.

(d) "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Tenant who (i) was a member of such Board of Directors on the Commencement Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

(e) "CPI" means the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers (U.S. city average; base 1982-84 = 100), published by the Bureau of Labor Statistics of the United States Department of Labor. If at any time during the Term, the "CPI" shall be discontinued or published less frequently than monthly, Landlord and Tenant shall mutually and reasonably agree to substitute an official index published by the Bureau of Labor Statistics, or a successor governmental agency, which index is most nearly equivalent to the "CPI" or to a substitute procedure which reasonably reflects and monitors consumer prices.

(f) "EastWynn" means EastWynn Theaters, Inc., an Alabama corporation and a wholly owned Subsidiary of Tenant.

(g) "Enterprise Value" means market value of debt plus market value of equity.

(h) "Environmental Requirements" means all present and future statutes, regulations, rules, ordinances, permits, approvals and similar items of all Governmental Authorities relating to the protection of the environment including, without limitation, those statutes regulating the use, transport, storage, disposal, discharge, release or threatened release of Hazardous Substances applicable to the Leased Premises and the Off-Site Improvements (until legal title to any portion of the Off-Site Improvements shall have been transferred to a Governmental Authority) and/or the use thereof.

(i) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(j) "ERISA Affiliate" means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Tenant; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with Tenant; and (iii) solely for purposes of liability under Section 12(c)(11) of the Code, the lien created under Section 412(n) of the Code, or for tax imposed for failure to meet minimum funding standards under
Section 4971 of the Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as Tenant, any corporation described in clause (i) above or any partnership or trade or business described in clause
(ii) above.

(k) "GAAP" means generally accepted accounting principles applied on a basis consistent with those which are to be used in making the calculations for purposes of determining compliance with this Lease.


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(l)      "Governmental Authority" means any and all courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any government unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

(m) "Hazardous Substances" means any hazardous or toxic substance, waste, pollutant or contaminated material, including without limitation, those substances within the scope of any federal, state or local environmental laws, regulations and ordinances, including the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendment and Reauthorization Act of 1986, as amended, the Federal Water Pollution Control Act, as amended, the Clean Air Act, as amended, and the Safe Drinking Water Act, as amended.

(n) "Impositions" means all real estate taxes with respect to the Leased Premises, payments in lieu of real estate taxes, any taxes levied against any other personal property owned by Tenant and located at or upon the Leased Premises, and excises, levies, license and permit fees and other charges imposed by any federal, state, county or city authority having jurisdiction over the Leased Premises, which during the Term may be levied, charged, confirmed, assessed or imposed upon or become due and payable out of or in respect of, or become a lien upon, the Leased Premises or any part thereof (together with any interest and penalties thereon), including, without limitation, any taxes or assessments hereafter assessed in lieu of any of the foregoing; provided, however, that "Impositions" shall not include (i) federal, state, or local income taxes; or (ii) franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes.

(o) "Individual Property" means each of the six (6) individual properties included in the Leased Premises.

(p) "Lease Year" means twelve consecutive calendar months. The first Lease Year shall begin on the Commencement Date and shall end on the date preceding the first anniversary of the Commencement Date. Subsequent Lease Years shall begin and end on the same dates as the first Lease Year but in succeeding calendar years.

(q) "Legal Requirements" means, as to Tenant in the conduct of its business wherever situated, and as to the Leased Premises and the construction, ownership, use, occupancy, possession, environmental condition, operation, maintenance, alteration, repair or reconstruction thereof, (i) any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority and applicable to Tenant or the Leased Premises or by which Tenant or the Leased Premises is bound, (ii) any and all terms, provisions, agreements or restrictions created or imposed pursuant to any lease, contract, instrument of restrictive covenants or other document applicable to and enforceable against the Leased Premises or the operator of the Leased Premises, or applicable to Tenant or by which Tenant is bound, and (iii) all Environmental Requirements.

(r) "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of Tenant and its Subsidiaries taken as a whole, or


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(b) the rights and remedies of Landlord under this Lease or the ability of
Tenant to perform its obligations under this Lease to which it is a party, as applicable.

(s) "Off-Site Improvements" means (i) with respect to each Individual Property, those improvements required to be constructed or installed pursuant to the applicable approvals on land other than such Individual Property, and (ii) with respect to the Leased Premises, all Off-Site Improvements constructed or to be constructed, collectively, on all of the Individual Properties.

(t) "Original Lease" means that certain Amended and Restated Master Lease between MoviePlex Realty Leasing, L.L.C., as Landlord and Carmike Cinemas, Inc., as Tenant dated as of January 29, 1999, as amended by that certain First Amendment to Amended and Restated Master Lease dated as of November 19, 1999, that certain Second Amendment to Amended and Restated Master Lease dated as of March 31, 2000, and that certain Movieplex Interim Settlement Agreement effective as of April 1, 2001.

(u) "Pending Bankruptcy" means Chapter 11 bankruptcy proceedings of Tenant and each of its Subsidiaries filed in the United States Bankruptcy Court for the District of Delaware, Case Nos. 00-3302 (SLR) - 00-3305 (SLR) (Jointly Administered).

(v) "Person" means any individual, corporation, company, limited liability company, voluntary association, partnership, limited liability partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

(w) "Plan" means any "employee pension benefit plan" (as such term is defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by Tenant or any ERISA Affiliate.

(x) "Qualified Buyer" means an entity with an Enterprise Value equal to or greater than Tenant's Enterprise Value at time immediately prior to giving affect to such Change of Control or assignment, however such Qualified Buyer shall in no event have an Enterprise Value which is less than $585,000,000.

(y) "Rent" means Minimum Annual Rent, Percentage Rent, additional rent, payments for Impositions, insurance and all other payments required under this Lease.

(z) "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

(aa) "Stockholder" means, with respect to any Person, each holder of Stock of such Person.

(bb) "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the


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terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

(cc) The following additional terms are defined in the places in this Lease noted below:

         TERM                                                                   ARTICLE
         -----                                                                  -------
         "Minimum Annual Rent" .................................................    4
         "Adjustment Date" .....................................................    4
         "Percentage Rent"......................................................    4
         "Annual Breakpoint"....................................................    4
         "Revenue"..............................................................    5
         "Option Term"..........................................................    9
         "Guaranty".............................................................   17
         "Sublease Profits".....................................................   21
         "Default"..............................................................   23
         "Communications".......................................................   30

                            ARTICLE 3. Permitted Use

Tenant covenants and agrees to use and occupy the Leased Premises during the Term as and for a theatre in a proper and lawful manner for the presentation of motion pictures, receipt and broadcasting of television, satellite broadcast and other media, vaudeville, so-called legitimate dramatic, operatic and other theatrical performances, exhibits, meetings, lectures, fashion shows and concerts, the sale of food and drink items customarily sold in concerts, and for such other activities as are usual and customary from time to time for theatres; provided however, that the Leased Premises shall not be used for the display of so-called "x-rated" or "adult entertainment" movies. Tenant may use the Leased Premises or an Individual Property either itself or by concession arrangements or contract for the sale of food, drinks, other edibles, and such other items as are customarily incidental to the operation of a motion picture theatre.

                                ARTICLE 4. Rent

Tenant agrees to pay as rent for the use and occupancy of the Leased Premises, at the times and in the manner hereinafter provided, the following sums of money:

(a) MINIMUM ANNUAL RENT: Tenant, in consideration of said demise, does hereby covenant and agree with Landlord to pay to Landlord without deduction or set-off of any kind, the following stated sums per annum as rent for said Leased Premises, said Minimum Annual Rent to be payable in twelve (12) equal monthly installments, in advance, upon the first day of each and every month during the
Term:


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Initial Minimum Annual Rent shall be $5,400,000.00 per annum ($450,000.00 per month) during the first twelve (12) months of the Term. The Minimum Annual Rent shall be adjusted on the date which is one (1) month prior to the anniversary of the Commencement Date (each of such dates being herein referred to as an "Adjustment Date") as follows: The Minimum Annual Rent shall be increased (but in no event decreased) to an amount equal to the Minimum Annual Rent applicable for the previous Lease Year multiplied by the lesser of (i) one (1) plus the CPI; or (ii) one (1) plus two and one-half percent (2.5%) during Lease Year 2 through Lease Year 10. For calculation of the CPI, such increase shall be equal to the percentage increase in the CPI between (a) the CPI for the month of June immediately preceding the applicable Adjustment Date and (b) the CPI for the month of June one year prior to the October immediately preceding the applicable Adjustment Date. The Minimum Annual Rent for Lease Year 11 shall be $7,200,000.00 per annum ($600,000.00 per month). For the remaining Lease Years, the Minimum Annual Rent shall be increased on each Adjustment Date to an amount equal to the Minimum Annual Rent applicable for the previous Lease Year multiplied by the lesser of (i) one (1) plus the CPI; or (ii) one (1) plus two and one-half percent (2.5%) during each of the remaining Lease Years.

All past due rent, additional rent, and/or other sums due to Landlord under the terms of this Lease shall bear interest from the date which is five (5) days from the due date until paid by Tenant at the rate of two percent (2%) above the published prime rate of Wachovia Bank, N.A., or its successor, not to exceed the maximum rate of interest allowed by law in the state of New York, and such interest shall be deemed to be additional rent. All payments for Rent (those hereinafter stipulated as well as said Minimum Annual Rent) shall be paid via authorized debit of a special account for rent established at Wachovia or by wire transfer as follows:

                  Account Name: MoviePlex Rent Account
                  Wachovia Bank, N.A.
                  ABA# 061000010
                  Account Number 12-576-458
                  Reference:  MoviePlex Rent
                  Attn: David Morley

or to such other payee or address as Landlord may designate, in writing, to Tenant.

(b) PERCENTAGE RENT: In addition to the Minimum Annual Rent, Tenant agrees to pay to Landlord as "Percentage Rent" hereunder, the following sums of money: commencing upon the Commencement Date, and ending on the Termination Date, Tenant agrees to pay to Landlord Percentage Rent in an amount equal to twelve percent (12.0%) of all Revenue (as hereinafter defined) made in, from or at the Leased Premises in excess of the Annual Breakpoint made by Tenant in the Leased Premises during any Lease Year contained within said period of time. The "Annual Breakpoint" as used herein shall be the amount which is fifty percent (50%) of the quotient obtained by dividing the Minimum Annual Rent by ten percent (10%); and

Said Percentage Rent for each such Lease Year shall be paid to Landlord within sixty (60) days after the Adjustment Date of each Lease Year. As soon as practical after the end of each Lease Year (or after the expiration or termination of the Term, if earlier), the Percentage Rent paid or payable shall be adjusted between Landlord and Tenant based upon the certified Revenue.


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                        ARTICLE 5. Definition of Revenue

The term "Revenue" as used in this Lease shall mean and include box office admissions, ticket sales, the entire amount of the actual sale price of all goods and merchandise sold (including gift and merchandise certificates), leased, rented or licensed and the charge for all services and all other receipts in, upon or from any part of the Leased Premises, whether (wholly or partially) for cash or credit, and shall include gross sales from vending machines including but not limited to mechanical and electronic machines (except telephone and postage stamp or revenue to which a third party provider of vending machines is entitled); mail or telephone orders received or filled at the Leased Premises; equipment leased; all deposits not refunded to purchasers; orders taken, although such orders may be filled elsewhere (including but not limited to orders which are accepted on a technology-based system, whether existing as of the date hereof or developed during the term of the lease, if such orders are accepted or filled at the Leased Premises; food and non-food concession sales; arcade and gaming revenue, advertising revenue (including on-screen advertising), parking revenue, special promotion revenue, all monies or other things of value which Tenant is entitled to receive from its operations; but deducting or excluding, as the case may be, the amount of all sales, use, excise, retailer's occupation or similar taxes imposed in a specific amount, or percentage upon, or determined by, the amount of retail sales made upon the Leased Premises. Notwithstanding anything to the contrary in the foregoing, Revenue shall only include Revenue to the extent Tenant is entitled to receive such Revenue.

                         ARTICLE 6. Records and Audits

(a) Tenant agrees to use a reasonable method to accurately record all Revenue and shall not materially change Tenant's current practices, which include weekly sales reports, deposit slips and sales and use tax returns. Documentation of specific sales exclusions must also be maintained. Said records shall be preserved (properly totaled) by Tenant either (a) at the Leased Premises or (b) at the home or regional offices of Tenant and made available to Landlord at the Leased Premises or such offices upon reasonable notice from Landlord for a period of at least three (3) years after the Lease Year to which such records relate (however, if any audit shall be commenced by Landlord or if there shall arise a dispute concerning Tenant's Revenue, Tenant's records shall be preserved and retained by Tenant until a final resolution of such dispute). The receipt by Landlord of any statement of Revenue or Percentage Rent for any period shall not constitute an admission of the correctness thereof. Tenant agrees to deliver to Landlord a statement of each month's sales on or before the thirtieth (30th) day of the following month and, by October 30th of each year of the Term, an annual statement certified by a financial officer of the Tenant of the Revenue made during the preceding year. If the Term expires or is terminated on a date other than August 31, then a like certified statement for the partial Lease Year in which expiration or termination occurs shall be delivered within sixty (60) days after expiration or termination. Landlord shall be entitled at Landlord's expense, to have an audit of the Revenue made during the period covered by such annual statement and account either by Landlord, an agent of the Landlord or a certified public accountant designated by Landlord, and to recalculate the rent payable for such period. Landlord shall provide such audit results to Tenant within a year of the Lease Year to which such audit relates.

(b) Tenant may object to Landlord's audit by providing notice to Landlord within ten (10) days after receipt of Landlord's audit. If Tenant objects to such Landlord's audit, Landlord and Tenant shall agree on an independent firm of certified public accountants of recognized national


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standing (who shall not be the accounting firm used by either Tenant or
Landlord) at Tenant's expense to conduct a third audit of the Revenue made during the period covered by the Annual Statement in question, the result of which shall be final and conclusive on the parties (the "Final Audit"). If Landlord and Tenant fail to agree on an independent firm within thirty (30) days of Tenant's objection to Landlord's audit, then such firm shall be chosen by the American Association of Arbitrators at Landlord's and Tenant's shared cost.

(c) If it shall be determined as a result of such audit that there has been a deficiency in the payment of percentage or additional rent, then such deficiency shall become immediately due and payable with interest at the rate of two percent (2%) above the published prime rate of Wachovia Bank, N.A., or its successor, not to exceed the maximum rate of interest allowed by law in the state of New York, and such interest shall be deemed to be additional rent, from the date when said payments should have been made. In the event Tenant shall be delinquent in furnishing to Landlord any monthly sales statement or statements required hereunder, then Landlord shall have the right, ten (10) days after delivery of written notice to Tenant, to conduct such audits as provided by this
ARTICLE 6, and any and all charges occasioned by reason thereof shall be the sole obligation of Tenant, and such obligation shall be deemed an item of additional rent.

                                ARTICLE 7. Taxes

(a) Tenant covenants to pay all Impositions directly to the Person entitled to such payment, before any fine, penalty, interest or cost may be added thereto for the non-payment thereof. Tenant shall furnish to Landlord, promptly upon request therefor, official receipts or other satisfactory proof evidencing payment of such Impositions. Upon Tenant's failure to pay such Impositions, Landlord shall have the right, at Landlord's option, to require Tenant to promptly deposit with Landlord, funds for the payment of current Impositions required to be paid by Tenant hereunder. If Landlord receives a refund of any portion of any Imposition relating to a certain period, then Landlord shall, upon receipt of any such refund, reimburse Tenant an amount equal to such refund (such refund to be calculated after deducting all of Landlord's reasonable third party expenses paid in connection with obtaining any such refund and any other amounts due to Landlord from Tenant).

(b) An official tax bill or copy thereof shall be submitted by Landlord to Tenant upon receipt of same by Landlord. Landlord agrees to cooperate, at Tenant's expense, with any efforts by or on behalf of Tenant relating to the negotiation, contest or appeal of any tax or assessment.

(c) Tenant acknowledges its continuing obligations to Landlord for the payment of Impositions pursuant to the Original Lease; and Tenant warrants and represents that, except for Impositions the payment of which has been stayed by the Pending Bankruptcy for so long as they are so stayed, all such Impositions are paid or are not delinquent as of the Commencement Date.

                    ARTICLE 8. Subordination and Attornment

(a) Upon written request of Landlord, or any mortgagee or beneficiary of Landlord, Tenant will in writing, subordinate its rights hereunder to the interest of any ground lessor of the land upon which an Individual Property is situated and to the lien of any mortgage or deed of trust, now or hereafter in force against the land and building of which the Leased Premises are a part,


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and upon any building hereafter placed upon the land of which the Leased
Premises are a part and to all advances made or hereafter to be made upon the security thereof; providing, however, that the ground lessor, or the mortgagee or beneficiary named in said mortgage or trust deed shall agree that Tenant's peaceable possession of the Leased Premises will not be disturbed on account thereof and Tenant's obligations under this Lease remain unchanged. Any mortgagee or beneficiary of Landlord may at its option subordinate its mortgage or trust deed to this Lease.

(b) In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage, deed of trust or deed to secure debt, made by Landlord covering an Individual Property, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease, provided that such purchaser shall assume Landlord's obligations under the Lease.

                   ARTICLE 9. Option to Extend Term of Lease

(a) So long as no Default (as defined in Article 23) has occurred and is continuing under this Lease, Tenant shall have the right and option to extend the Term upon the same terms, covenants and conditions as herein contained (except for the Minimum Annual Rent which shall be adjusted as hereinafter provided) for one (1) additional term of five (5) years (the "Option Term") by giving written notice to Landlord of the exercise of such option at least six
(6) months prior to the end of the Term.

(b) Minimum Annual Rent during the Option Term shall be $8,000,000.00 per annum ($666,667.00 per month) during the first Lease Year of the Option Term and the Minimum Annual Rent shall be increased on each Adjustment Date to an amount equal to the Minimum Annual Rent applicable for the previous year multiplied by the lesser of (i) one (1) plus the CPI; or (ii) one (1) plus two and one-half percent (2.5%) during each of the remaining Lease Years.

                       ARTICLE 10. Condition of Premises

Tenant's possession of the Leased Premises shall be conclusive evidence of Tenant's acceptance of the Leased Premises in good order and satisfactory condition. Tenant warrants that Tenant is familiar with and is currently occupying the Leased Premises demised by this Lease and Tenant hereby accepts the Leased Premises (including the mechanical, electrical, plumbing, fire protection and HVAC systems) in its present condition as suitable for the purpose for which it is leased. Tenant agrees that no representations respecting the condition of the Leased Premises and no promises to decorate, alter, repair or improve the Leased Premises either before or after the execution hereof, have been made by Landlord or its agents to Tenant.

                      ARTICLE 11. Repairs and Maintenance

(a) Tenant shall maintain the Leased Premises in good condition, normal wear and tear excepted, in a manner comparable to other theater facilities of comparable size and age in the same or comparable markets. Tenant shall be liable for all repairs, replacements and maintenance, ordinary and extraordinary, and shall keep the Leased Premises in good order and repair (normal wear and tear excepted), clean, sanitary and safe. Such repairs, replacements and maintenance shall include but not be limited to its heating and cooling equipment; other equipment; fixtures; improvements; floor covering; the exterior and interior portions of all doors,


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door locks, security gates, and windows; plumbing and sewage facilities; walls;
ceilings; and all plate glass. Tenant further agrees to paint the Leased Premises when necessary in order to maintain at all times a clean and sightly appearance. If Tenant refuses or neglects to make repairs and/or maintain the Leased Premises, or any part thereof, in a manner reasonably satisfactory to Landlord, Landlord shall have the right, upon giving Tenant reasonable written notice, with opportunity to cure, of its election to do so, to make repairs or perform such maintenance on behalf of and for the account of Tenant. In such event, Landlord's reasonable out of pocket expenses shall be paid for by Tenant as additional rent promptly upon receipt of a bill therefor. Nothing herein shall imply any duty on Landlord to do any work under this Lease or which, under any provisions of this Lease, Tenant may be required to perform; and, the performing thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Tenant shall indemnify Landlord against, and hold it harmless from, any claims, demands, actions against Landlord or losses or damages incurred by Landlord, arising out of or in any way connected with Tenant's failure to perform its obligations or observe any covenants under this
ARTICLE 11, except arising from Landlord's negligence or willful misconduct.

(b) Landlord shall not under any circumstances be required to build any improvements on an Individual Property, or to make any repairs, replacements, alterations or renewals of any nature or description to any Individual Property, whether interior or exterior, ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever in connection with this Lease or to inspect or maintain the Leased Premises or any part thereof in any way. Tenant hereby waives the right to require Landlord to make repairs, replacements, renewals or restorations pursuant to any Legal Requirements including, without limitation, any Environmental Requirements, except if due to Landlord's negligence or willful misconduct.

                            ARTICLE 12. Alterations

Except for alterations required for the provision of satellite broadcast to the theater, Tenant shall not make any structural alterations in any portion of the Leased Premises nor any major interior alterations without, in each instance, first obtaining the written consent of Landlord. Landlord shall not unreasonably withhold, condition or delay consent. Tenant shall use reasonable efforts to minimize and limit business interruptions caused by such alterations. All alterations, additions, improvements, provided for herein, shall become, upon completion, the property of Landlord, subject to the terms of this Lease, including without limitation, ARTICLE 13, without any payment by Landlord to Tenant. Landlord's consent shall not be required with respect to non-structural changes.

     ARTICLE 13. Fixtures and Personal Property; Grant of Security Interest

(a) Any trade fixtures, signs and other personal property of Tenant not permanently affixed to the Leased Premises shall remain the property of Tenant except as provided in ARTICLES 23 and 24, and Landlord agrees that Tenant shall have the right, provided Tenant be not in Default under the terms of this Lease, at any time, and from time to time, to remove any and all of its trade fixtures, signs and other personal property which it may have stored or installed in the Leased Premises, including but not limited to counters, shelving, showcases, mirrors and other movable personal property. Nothing contained in this
ARTICLE 13 shall be deemed or construed to permit or allow Tenant to remove such personal property, as to render the Leased

Premises unsuitable for use as a movie theater or other use permitted by this Lease without the replacement thereof with similar personal property of comparable or better quality. Tenant at its expense shall immediately repair any damage occasioned to the Leased Premises by reason of the removal of any such trade fixtures, signs, and other personal property, and upon expiration or earlier termination of this Lease, Tenant shall leave the Leased Premises in a neat and clean condition, free of debris. All trade fixtures, signs, and other personal property installed in or attached to the Leased Premises by Tenant must be in good condition when so installed or attached. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation in the Leased Premises as well as upon its trade fixtures, leasehold improvements, merchandise and other personal property in, on or upon the Leased Premises. No taxes, assessments, fees or charges referred to in this paragraph shall be considered as taxes under the provisions of ARTICLE 7 hereof.

(b) To secure the full, complete, and prompt payment when due of all rent and all other sums due or to become due hereunder and to secure the full, complete, and prompt payment and performance of all other of Tenant's obligations hereunder and under any other document delivered in connection herewith, Tenant hereby grants to Landlord an express contract lien on and security interest in all equipment, inventory, fixtures, consumer goods, goods, general intangibles and any and all other personal property of any kind or character of Tenant which is now located in or on, or may hereafter be placed in or on, the Leased Premises or used in connection therewith, whether such personal property now exists and is owned by Tenant or is hereafter acquired by Tenant, and also upon all proceeds thereof (including, without limitation, the proceeds of any insurance which may accrue to Tenant by reason of damage to or destruction of any such property and any repairs and replacements, substitutions, modifications, accessions, or additions of or to such property). This lien and security interest are given in addition to, and not in lieu of, Landlord's statutory lien and shall be cumulative thereto. To the extent permitted by law, this lien and security interest may be foreclosed with or without court proceedings, by public or private sale, with or without notice, and Landlord shall have the right to become purchaser at any such sale upon being the highest bidder. From time to time upon Landlord's request, Tenant shall execute Uniform Commercial Code financing statements relating to the aforesaid security interest. Tenant represents, warrants and covenants that Tenant owns all of the equipment, inventory, fixtures, consumer goods, goods and any other personal property of any kind or character which is now located on or in, or may hereafter be placed on or in, the Leased Premises or used in connection therewith and that such ownership interest is free and clear of all liens, security interests, or other encumbrances except liens, security interests, or other encumbrances existing in favor of Landlord. To the extent Landlord is provided with substitute collateral, Landlord shall release its lien on the collateral replaced by such substitute collateral, but only upon attachment and perfection of a first-priority security interest in favor of Landlord on such substitute collateral. Tenant's obligation to observe and perform any of the provisions of this ARTICLE 13 shall survive the expiration of the Term or the earlier termination of this Lease.

                               ARTICLE 14. Liens

Tenant agrees to pay for any work contracted for by Tenant or done for Tenant's account (or material furnished therefor) in, on or about the Leased Premises prior to any lien attaching to the

Leased Premises and shall promptly cause any such lien, or any claim therefor to be released or bonded in accordance with applicable law.

If Landlord receives notice of any liens affecting the Leased Premises, Landlord will use reasonable efforts to notify Tenant regarding such liens. If Tenant shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord together with interest thereon at the rate set forth in ARTICLE 4(a) and all reasonable third party costs and expenses, including reasonable attorneys' fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable by Tenant to Landlord as additional rent on the first day of the next following month, or may, at Landlord's election, be subtracted from any sums owing to Tenant. Tenant's obligation to observe and perform any of the provisions of this ARTICLE 14 shall survive the expiration of the Term or the earlier termination of this Lease.

                        ARTICLE 15. Laws and Ordinances

(a) Tenant agrees to use Tenant's reasonable, best efforts to comply with all laws, ordinances, orders and regulations affecting the use and occupancy of the Leased Premises and the cleanliness, safety, or operation thereof.

(b) Tenant agrees not to: (i) make use of or allow the Leased Premises to be used or occupied for any purposes (other than the Permitted Use) or in any manner, that might invalidate or increase the rate of (unless such increase is paid by Tenant) or make inoperative any policy of insurance of any kind whatsoever at any time carried on the Leased Premises; or (ii) keep or use or permit to be kept or used on the Leased Premises any flammable fluids, hazardous materials or explosives or engage in hazardous activities, except in accordance with Environmental Requirements.

(c) In connection with the installation of any electrical, fire protection system or equipment, Tenant shall, at Tenant's own expense, make from time to time whatever changes are necessary to comply with the requirements of Governmental Authorities.

(d) Tenant shall have no claim against Landlord, and Landlord shall have no liability for, any damages, demands, expenses, fees, fines, penalties, suits, proceedings, claims, actions and causes of action of any and every kind and nature arising or growing out of or in any way connected with Tenant's use or occupancy of the Leased Premises, should such use or occupancy be prohibited or substantially impaired by any law, ordinance or regulation of federal, state, county or municipal governments or by any act of legal or governmental or other public authority.

                             ARTICLE 16. Utilities

(a) Tenant agrees to pay as and when the same become due and payable, all water rents, rates and charges, all sewer rents and all similar charges and all charges for electricity, gas, heat, steam, hot water and other utilities supplied to the Leased Premises and, anything else supplied by any agency or public authority, or by Landlord to Tenant for the use or occupancy of the Leased Premises.

(b) Other than due to Landlord's gross negligence or willful misconduct, Landlord shall not be liable to Tenant in damages or otherwise if any utility services are interrupted or terminated because of necessary repairs, installations or improvements, or any cause, nor shall any such interruption or termination relieve Tenant of the performance of any of its obligations hereunder.

         ARTICLE 17. Representations, Covenants and Warranties of Tenant

Tenant represents, covenants and warrants as follows:

(a) Tenant is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in (i) states where the Leased Premises are located and (ii) every jurisdiction where, by the nature of its business, such qualification is necessary and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted the failure of which to obtain would reasonably be expected to have a Material Adverse Effect.

(b) The execution, delivery and performance by Tenant of this Lease (i) are within Tenant's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) other than approvals and filings required in connection with the Pending Bankruptcy, require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of Tenant or of any agreement, judgment, injunction, order, decree or other instrument binding upon Tenant or any of its Subsidiaries, and (v) do not result in the creation or imposition of any lien on any asset of Tenant or any of its Subsidiaries.

(c) This Lease constitutes a valid and binding agreement of Tenant enforceable in accordance with its terms, provided that the enforceability hereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally. Each existing Subsidiary has executed and delivered the guaranty in the form attached hereto as Exhibit "B" (the "Guaranty") and the Guaranty constitutes a valid and binding agreement of the guarantors enforceable in accordance with its respective terms, provided that the enforceability thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

(d) The consolidated balance sheet of Tenant and its Subsidiaries as of December 31, 2000 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Ernst & Young, copies of which have been delivered to the Agent, and the unaudited consolidated financial statements of Tenant and its Subsidiaries for the interim period ended September 30, 2001, fairly present, in conformity with GAAP, the consolidated financial position of Tenant and its Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

(e) Except for the Pending Bankruptcy, there is no action, suit or proceeding pending, or to the knowledge of Tenant threatened, against or affecting Tenant or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have a Material

Adverse Effect or which in any manner draws into question the validity or enforceability of, or could impair the ability of Tenant to perform its obligations under this Lease.

(f) Tenant and each of its ERISA Affiliates have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

Neither Tenant nor any of its ERISA Affiliates is or ever has been obligated to contribute to any Multi-employer Plan.

(g) Except for the payment of amounts which have been stayed pursuant to the Pending Bankruptcy, there have been filed on behalf of Tenant and its Subsidiaries all Federal, state and local income, material excise, material property and other material tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of Tenant or any Subsidiary have been paid prior to the same becoming delinquent, other than (i) those presently payable without penalty or interest and (ii) those being contested in good faith by appropriate proceedings with respect to which adequate reserves have been established in accordance with GAAP. The charges, accruals and reserves on the books of Tenant and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of Tenant, adequate. United States income tax returns of Tenant and its Subsidiaries have been audited and closed through the Fiscal Year ended December 31, 1997.

(h) Each of Tenant's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, unless the failure to be so qualified or to have such corporate powers or governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect. Tenant has no Subsidiaries as of the date hereof except those Subsidiaries executing the Guaranty.

(i) Tenant has paid all Impositions related to the Leased Premises except for (i) Impositions which are not yet delinquent and (ii) Impositions the payment of which has been stayed pursuant to the Pending Bankruptcy for as long as such stay is pending. Tenant has caused any and all liens related to the Leased Premises to be discharged and the Leased Premises is unencumbered, except for the Permitted Encumbrances in Exhibit "C" attached to this Lease.

(j) Except for agreements, instruments or undertakings subject to the Pending Bankruptcy, neither Tenant nor any of its Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect.

(k) The Debtors' Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code filed by Tenant in the Pending Bankruptcy on November 14, 2001 did not, as of the date of filing, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, as of the date hereof, no event or condition exists which would render any such statement of material fact to be untrue or misleading.

(l) Except as otherwise provided in Exhibit "D" attached to this Lease, (1) neither Tenant nor any of its Subsidiaries is currently subject to environmental liabilities which could cause a Material Adverse Effect, (2) to the best of Tenant's knowledge, neither Tenant nor any Subsidiary has been designated a potentially responsible party under CERCLA or under any state statute similar to CERCLA, and (3) to the best of Tenant's knowledge, none of the Individual Properties has been identified on any current National Priorities List or CERCLIS List.

(m) Except as otherwise provided in Exhibit "E" to the best of Tenant's knowledge, (1) Tenant, and each of its Subsidiaries, have used, managed, stored and otherwise handled Hazardous Substances at the Individual Properties in compliance with applicable Environmental Requirements, excluding any violation of Environmental Requirements which did not cause a Material Adverse Effect, and
(2) neither Tenant nor any of its Subsidiaries has caused an environmental release of Hazardous Substances into the subsurface soil or groundwater underlying the Individual Properties which could reasonably be expected to cause a Material Adverse Effect.

(n) Except as otherwise provided in Exhibit "F" to the best of Tenant's knowledge, Tenant and each of its Subsidiaries maintain all environmental authorizations necessary for the conduct of their respective businesses and are in compliance with all Environmental Requirements applicable to the operation of the Individual Properties and their respective businesses, excluding any omission of environmental authorizations or violation of Environmental Requirements which would not reasonably be expected to cause a Material Adverse Effect.

(o) Tenant and each of its Subsidiaries is in compliance with all Legal Requirements, including, without limitation, all Environmental Requirements, except where any failure to comply with any such laws would not, alone or in the aggregate, have a Material Adverse Effect. Tenant shall also maintain in full force and effect all of its governmental and other authorizations, approvals, consents, permits, licenses, certifications and qualifications necessary for the operation and leasing of the Leased Premises. Tenant has not received, has no knowledge of any violation, nor is there any notice or, to Tenant's knowledge, other record of any violation, of any zoning, subdivision, environmental, building, fire, safety, health or other statute, ordinance, regulation, restrictive covenant or other restriction applicable to the Leased Premises which would reasonably be expected to have a Material Adverse Effect.

(p) Tenant shall deliver to Landlord notice that a Person has become a wholly-owned Subsidiary within ten (10) Business Days after the day on which such Person became a wholly-owned Subsidiary. Tenant shall cause any Person which is or becomes a wholly-owned Subsidiary to become a party to, and agree to be bound by the terms of the Guaranty within such ten (10) Business Day period.

Tenant covenants that each and every representation and warranty contained in this Lease, except for those contained in Section 17(c) and the last sentence of
Section 17(h), is and shall be true and correct on each day during the Term as if made on such day. Tenant acknowledges that if any of the representations and warranties shall be incorrect or misleading at any such time and such representation and warranty is not made correct within thirty (30) days after written notice by Landlord, Tenant shall be in Default pursuant to
ARTICLE 23(a)(iii).

             ARTICLE 17A. Representations and Warranties of Landlord

Landlord represents and warrants as follows:

(a) Landlord is a limited liability company duly organized, validly existing and in good standing under the laws of the state of New Jersey, qualified to do business and be in good standing as a foreign limited liability company in each state where an Individual Property is located. Landlord has the full power and authority to enter into this Lease, and to engage in the transaction contemplated hereby, and the joinder, consent or approval of no other Person is required for the execution, delivery and performance hereof to properly consummate the transactions herein contemplated or, if required, such joinder, consent or approval has been obtained and evidence thereof has been delivered to Tenant.

(b) Landlord shall maintain in full force and effect all of its governmental and other authorizations, approvals, consents, permits, licenses, certifications and qualifications necessary for the conduct of its business as it is presently being conducted or contemplated to be conducted hereunder to the extent the failure to so maintain the foregoing would constitute a Material Adverse Effect.

(c) Neither the execution and delivery of this Lease nor the fulfillment of or compliance with the terms and conditions hereof, nor the consummation of the transactions contemplated hereby conflicts with or results in a breach of the terms, conditions or provisions of any restriction, any agreement or any instrument to which Landlord is now a party or by which Landlord or its property are bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien whatsoever upon any of the property or assets of Landlord, or upon the Leased Premises.

(d) Upon the execution and delivery hereof, and assuming the valid execution and delivery hereof by Tenant, this Lease shall be a valid and binding obligation of Landlord enforceable against Landlord in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws relating to the enforcement of creditors' rights generally from time to time in effect and to the scope of equitable remedies which may be available.

                         ARTICLE 18. Damage to Premises

Landlord shall have no obligation to repair and restore the Leased Premises or any Individual Property in the event of a casualty. In the event an Individual Property is hereafter damaged, destroyed or rendered untenantable by fire or other casualty, then Tenant is obligated to rebuild such Individual Property in a manner reasonably acceptable to Landlord provided that all insurance proceeds payable to Landlord in respect of such casualty are made available to Tenant for such rebuilding. Tenant shall also repair and replace its merchandise, signs, goods, trade fixtures, furnishings, equipment, furniture and other installations of personalty of Tenant in a manner and to at least a condition equal to that prior to its damage or destruction, and if Tenant has closed, Tenant shall use diligent efforts to promptly reopen for business. The proceeds of all insurance carried by Tenant on its property and improvements shall be held in trust by Tenant for the purpose of said repair and replacement. Except as herein expressly provided to the contrary, this Lease shall not terminate nor shall there be any abatement of rent or other charges or items of additional rent as the result of a fire or other casualty.

                             ARTICLE 19. Insurance

(a) Tenant agrees to carry Workers' Compensation Insurance, Employer's Liability Insurance and Comprehensive General Liability Insurance on each of the Individual Properties. Tenant agrees to name Landlord and, if Landlord elects, any other party designated by Landlord as Additional Insured(s) on Tenant's Comprehensive General Liability Insurance, which insurance shall be with companies licensed to do business in the state where each of the Individual Properties are located for limits of not less than $2,000,000 Combined Single Limit for Personal Injury including Bodily Injury and Death or Property Damage Liability and containing a Contractual Liability endorsement for each Individual Property. Such policy shall contain a provision that Landlord and Tenant will be given a minimum of thirty (30) days written notice by registered mail by the insurance company prior to cancellation, termination or change in such insurance. Tenant further agrees to carry "All Risk" Insurance (as understood in the insurance industry) including sprinkler leakage coverage for the full replacement value covering all Tenant's goods and merchandise, trade fixtures, furniture, signs, decorations, furnishings, wall covering, floor covering, draperies, equipment, and all other items and personal property of Tenant located on or within the Leased Premises. Replacement value is understood to mean the cost to replace without deduction for depreciation. All such insurance may be subject to deductibles in such amounts as are reasonably approved by Landlord and may be provided by a blanket policy reasonably approved by Landlord. Landlord hereby approves the $25,000 per occurrence, building and personal property deductible and the $5,000 sign damage deductible. Tenant shall make available to Landlord copies of the insurance policies or certificates evidencing that such insurance is in full force and effect and stating the terms thereof. Tenant further agrees to obtain certificates of insurance evidencing Comprehensive General Liability Insurance, including Completed Operations, and Workers' Compensation Insurance and Employer's Liability Insurance from any Contractor or Subcontractor engaged for repairs or maintenance on each of the Individual Properties, except to the extent such work has a value of not greater than $100,000 for such Individual Property. Such Liability Insurance must be for minimum limits of $500,000 Combined Single Limit for Bodily Injury including Death and Property Damage Liability for each Individual Property.

(b) Tenant, on behalf of its insurance companies insuring each of the Individual Properties, its contents, Tenant's other property, waives any right of subrogation which such insurer or insurers may have against Landlord. Tenant shall use reasonable efforts to secure an appropriate clause in, or an endorsement to and made a part of such insurance policies, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to the loss, to agree with a third party to waive any claim it might have against said party. Neither Landlord nor Tenant shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property or liability for personal injury, or losses under worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees. If there is any increased insurance cost as a result of the foregoing provision, each party shall bear its own expense.

(c) All Tenant policies provided for herein shall be issued by insurance companies with a Best's Insurance Rating of A-VI or better.


                          ARTICLE 20. Indemnification

(a) Excluding gross negligence or willful misconduct on the part of indemnitee, Tenant shall and will indemnify and save harmless Landlord, its agents, officers and employees, from and against any and all liability, claims, demands, expenses, fees, fines, penalties, suits, proceedings, actions, and causes of action of any and every kind and nature arising or growing out of or in any way connected with Tenant's use, occupancy, management or control of the Leased Premises and/or Tenant's operations or activities in the Leased Premises whether or not occurring or resulting in damage or injury within the Leased Premises. This obligation to indemnify shall include reasonable legal and investigation costs and all other reasonable costs, expense and liabilities from the first notice that any claim or demand is to be made or may be made. Tenant's obligation to observe and perform any of the provisions of this ARTICLE 20 shall survive the expiration of the Term or the earlier termination of this Lease.

(b) Excluding gross negligence or willful misconduct on the part of indemnitee, Landlord shall and will indemnify and save harmless Tenant, its agents, officers and employees, from and against any and all liability, claims, demands, expenses, fees, fines, penalties, suits, proceedings, actions, and causes of action of any and every kind and nature arising or growing out of or in any way connected with Landlord's gross negligence or willful misconduct, whether or not occurring or resulting in damage or injury within the Leased Premises. This obligation to indemnify shall include reasonable legal and investigation costs and all other reasonable costs, expense and liabilities from the first notice that any claim or demand is to be made or may be made. Landlord's obligation to observe and perform any of the provisions of this
ARTICLE 20 shall survive the expiration of the Term or the earlier termination of this Lease.

                ARTICLE 21. Assignment, Subletting and Ownership

(a) Tenant acknowledges that Tenant's agreement to operate in the Leased Premises for the Permitted Use for the Term, was a primary inducement and precondition to Landlord's agreement to lease the Leased Premises to Tenant. Accordingly, Tenant shall not transfer, assign, change ownership or hypothecate this Lease or Tenant's interest in and to the Leased Premises or any of the Individual Properties in whole or in part, or otherwise permit occupancy of all or any part thereof by anyone with, through, or under it, without first procuring the written consent of Landlord which may be granted or withheld in the sole and absolute discretion of Landlord. Any such attempt at transfer, assignment, change of ownership or hypothecation without Landlord's written consent shall be void and confer no rights upon any third person. The prohibitions of this ARTICLE 21 shall be construed to refer to any acts or events referred to when they occur by operation of law, legal process, receivership, bankruptcy or otherwise.

Notwithstanding anything to the contrary in this ARTICLE 21, Tenant shall have the right to assign this Lease without Landlord's consent, but with notice to Landlord, to (i) any Qualified

Buyer, or (ii) any Subsidiary of Tenant, provided that such assignee assumes in full the obligations of Tenant under this Lease. In any such assignment of the Lease, Tenant shall be relieved of all obligations under this Lease provided the assignee has Enterprise Value as described required in the definition of Qualified Buyer.

Tenant shall submit the request for an assignment (to the extent Landlord's consent is required) in writing with sufficient information and time for Landlord to make an informed decision as to the qualifications of the proposed assignee or sublessee.

(b) Tenant may sublease any portion of the Lease Premises without the consent of Landlord provided that (i) Tenant remains obligated as provided in this Lease and (ii) to the extent Tenant receives any rent from any such subtenants in excess of Tenant's rent obligations in this Lease allocated to such Individual Property pursuant to the percentages provided in Section 26 of this Lease, fifty percent (50%) of such excess, after deducting Tenant's third party costs associated with such subleasing (including without limitation, brokerage), shall be paid immediately by Tenant to Landlord ("Sublease Profits"). Any failure of Tenant to pay the Sublease Profits to Landlord shall be a Default.

(c) The consent by Landlord to any transfer, assignment, change of ownership or hypothecation shall not constitute a waiver of the necessity for such consent to any subsequent attempted transfer, assignment, subletting, change of ownership or hypothecation. Receipt by Landlord of rent due hereunder from any party other than Tenant shall not be deemed to be a consent to any such assignment, nor relieve Tenant of its obligation to pay rent or other charges for the full term of this Lease. Tenant shall have no claim and hereby waives the right to any claim against Landlord for damages by reason of any refusal, withholding or delaying by Landlord of any consent, and in such event Tenant's only remedies therefor shall be an action for specific performance or injunction to enforce any such requirement of consent.

(d) Each transfer, assignment, subletting and hypothecation to which there has been consent shall be by instrument in writing in form reasonably satisfactory to Landlord, and shall be executed by the transferor, assignor, sublessor, hypothecator or mortgagor, and the transferee, assignee, sublessee, or mortgagee shall agree in writing for the benefit of Landlord to assume, be bound by, and perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant and to retain all accounting records which Tenant is obligated to retain hereunder. One executed copy of such written instrument shall be delivered to Landlord. Each transfer, assignment or subletting between Tenant and the transferee, assignee or sublessee, shall specifically obligate such third party to observe and perform all of the obligations of this Lease and indicate that Landlord has the right to audit such other parties in accordance with the terms of this Lease. Failure to first obtain in writing Landlord's consent, to the extent required, or failure to comply with the provisions of this ARTICLE 21 shall operate to prevent any such transfer, assignment, subletting or hypothecation from becoming effective. If Landlord consents to any such transfer, Landlord agrees to provide evidence reasonably satisfactory to Tenant of Landlord's consent.

                         ARTICLE 22. Access to Premises

Tenant agrees that Landlord, its agents, employees or servants, or any person authorized by Landlord, may, upon reasonable notice to Tenant, enter any one or all of the Individual

Properties during normal business hours for the purpose of: (a) inspecting the condition of same; (b) exhibiting the same to prospective purchasers of the land or the buildings in which the Leased Premises or any of the Individual Properties are contained; and (c) placing notices, during the last six (6) months of the Term, in and upon said premises at such places as may be determined by Landlord. Tenant agrees that neither Tenant nor any person within Tenant's control shall interfere with such access. Except as otherwise provided in this Lease and in cases of emergency, Landlord shall not unreasonably disturb Tenant's conduct of business.

                         ARTICLE 23. Defaults by Tenant

(a) The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant (a "Default"):

         (i) Tenant shall fail to pay when due any installment of rent, or any other payment required to be made by Tenant hereunder in whole or in part, and such failure shall continue for five (5) Business Days after written notice thereof by Landlord to Tenant; and/or

         (ii) A failure by Tenant to observe and perform any other provisions of this Lease to be observed or performed by Tenant, and such failure is not cured as soon as reasonably practicable and in any event within thirty (30) days after written notice thereof by Landlord to Tenant or, if such cure cannot reasonably be accomplished within thirty (30) days, no Default shall occur if Tenant commences such cure within such thirty (30) day period and diligently continues attempts to effectuate such cure to completion; and/or

         (iii) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within ninety
         (90) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at any one of the Individual Properties or of Tenant's interest in this Lease; where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at any one of the Individual Properties or of Tenant's interest in this lease, where such seizure is not discharged within thirty (30) days; and/or

         (iv)     a Change of Control.

(b) In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

         (i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

         (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss which could have been reasonably avoided (as liquidated damages); plus

         (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss which could be reasonably avoided (as liquidated damages); plus

         (iv) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

(c) The term "rent" as used herein shall be deemed to be and to mean the Minimum Annual Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease. All such sums, other than the Minimum Annual Rent, shall be computed on the basis of the average monthly amount thereof accruing during the immediately preceding twenty-four (24) month period prior to default, except that if it becomes necessary to compute such rent before such twenty-four
(24) month period has occurred, then such rent shall be computed on the basis of the average monthly amount accruing during such shorter period. As used in paragraphs (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the rate of two percent (2%) above the published prime rate of Wachovia Bank, N.A., or its successor, not to exceed the maximum rate of interest allowed by law in the state of New York, and such interest shall be deemed to be additional rent. As used in paragraph (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of ten percent (10%).

(d) In the event of any Default by Tenant, Landlord shall also have the right to reenter the Leased Premises and remove all persons and property from the Leased Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of Tenant. Landlord shall have no liability to Tenant for any loss or damage whatsoever resulting from such entry by Landlord, and Tenant hereby agrees to pay as additional rent upon demand any expenses or fees incurred or paid by Landlord as a result thereof. Tenant hereby waives notice of such reentry (or institution of legal proceedings).

(e) In the event that Landlord shall elect to reenter as provided in paragraph (d) above or shall take possession of the Leased Premises pursuant to legal proceedings or pursuant to any notice provided by law, and if Landlord does not elect to terminate this Lease as provided in paragraph (b) above, then Landlord may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Leased Premises or any part thereof for such term or terms and at such rent or rent and upon such other terms and conditions and for such period of time as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Leased Premises.

(f) In the event that Landlord shall elect to relet, then rent received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Leased Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rent received from such reletting during any month, which is applied to the payment of rent, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Notwithstanding anything in this paragraph
(f) to the contrary, (i) to the extent that Landlord shall receive rent from reletting during any month in excess of the rent payable during that month by Tenant hereunder (after deducting Landlord's expenses of reletting, including without limitation, brokerage commissions and fees) ("Excess Rent"), such Excess Rent shall be applied as a credit against any amounts ("Deficiency Amounts") that Tenant shall have paid, or shall become obligated to pay, to Landlord pursuant to this paragraph (f), and (ii) on an annual basis, commencing one year after the termination of this Lease, Landlord shall reimburse Tenant for any Deficiency Amounts actually paid by Tenant to the extent that any Excess Rent is attributable to such Deficiency Amounts, and shall provide to Tenant an accounting therefor. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rent received from such reletting of the Leased Premises.

(g) No reentry or taking possession of the Leased Premises by Landlord pursuant to paragraphs (d) or (e) of this ARTICLE 23 shall be construed as an election to terminate this Lease nor shall it cause a forfeiture of rent or other charges remaining to be paid during the balance of the term hereof, unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting, elect to terminate this Lease for any such default.

(h) Tenant expressly waives any right or defense which it may have to claim a merger, and neither the commencement of any action or proceeding nor the settlement thereof, or entering of judgment therein shall bar Landlord from bringing subsequent actions or proceedings from time to time.

(i) The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises or any claim of injury or damage.

(j) Tenant shall not remove any personal property, equipment or furnishings from any of the Individual Properties during the existence of a Default.

                       ARTICLE 24. Surrender of Premises

(a)      Upon (i) expiration of the Term, (ii) any Default under this Lease, or
(iii) rejection of this Lease, the Leased Premises, including, without limitation, all building apparatus, equipment and personal property, including without limitation, the equipment described on Exhibit G attached hereto and named herein by reference and all additional personal property and equipment then upon the Leased Premises; and all alterations, improvements and other additions thereto that may have been made in, upon or about the Leased Premises shall be deemed automatically surrendered to Landlord. Tenant acknowledges and agrees that upon such events such equipment and personal property shall be the property of Landlord and Tenant shall thereafter have no rights in and to any such property and equipment.

(b) If Tenant shall abandon or vacate any Individual Property for any reason during the Term and Landlord exercises its remedies pursuant to ARTICLE 26, Tenant shall no longer have any rights in the personal property and equipment located at the Individual Property and such property shall become the property of Landlord as set forth in subsection (a) above. Tenant agrees to execute any documents which Landlord may request in connection with the transfer of Tenant's interests in such property including bills of sale at Landlord's request.

(c) The Leased Premises and all said property shall be surrendered to Landlord by Tenant without any damage, injury, or disturbance thereto, or payment therefore, condemnation and ordinary wear and tear excepted. Tenant at its expense shall immediately repair any damage to the Leased Premises caused by Tenant vacating the same and shall leave the Leased Premises in a neat and clean condition, free of debris.

(d) Tenant's obligation to observe and perform any of the provisions of this ARTICLE 24 shall survive the expiration of the Term or earlier termination of this Lease.

                    ARTICLE 25. Tenant's Conduct of Business

Tenant agrees to conduct its business at all times in a first-class manner consistent with reputable business standards and practices, and that it will keep the Leased Premises in a neat, safe, clean and orderly condition.

     ARTICLE 26. Tenant's Vacation or Abandonment of an Individual Property

If the Tenant abandons or vacates an Individual Property for three (3) consecutive months, the Landlord may, at its option, terminate the Master Lease as its affects only the vacated or abandoned Individual Property by providing written notice to Tenant. For purposes of this ARTICLE 26, the terms "vacation" and "abandonment" shall apply although Tenant may have left all or any part of its trade fixtures, furniture, furnishings, signs, stock or other personal property within the Leased Premises. Until such time as Landlord determines whether to terminate the Lease as to the abandoned or vacated Individual Property, Tenant shall be responsible for all maintenance and other obligations under this Lease including the maintenance of the Individual Property abandoned and shall continue to pay all rents due under this Lease until Tenant receives notification from Landlord of Landlord's intention to terminate the Lease as it affects such Individual Property. Landlord and Tenant agree that for purposes of calculating the reduction in rent caused by the termination of the Lease as it affects such Individual Property, the following percentages shall be used for each Individual Property:

         (i)      Delmont Property: 2%

         (ii)     Edinburg Property: 12%

         (iii)    El Paso Property: 21%

         (iv)     Franklin Property: 33%

         (v)      Kennewick Property: 17%

         (vi)     Mobile Property: 15%

For example, if Tenant abandons the Delmont Property, and the Landlord terminates this Lease as it affects the Delmont Property, the Minimum Annual Rent shall be reduced by 2% beginning on the date on which Landlord receives rent from the replacement tenant.

                           ARTICLE 27. Eminent Domain

(a) In the event any Individual Property shall be appropriated or taken in its entirety under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire with respect to such Individual Property as of the date of such taking, and both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder with respect thereto. In the event more than thirty-five percent (35%) of the square footage of floor area or of the parking area of any Individual Property is taken under the power of eminent domain by any public or quasipublic authority, or if by reason of any appropriation or taking, regardless of the amount so taken, the remainder of such Individual Property is not usable for the purposes for which such Individual Property was leased, then Tenant shall have the right to terminate this Lease with respect to such Individual Property as of the date Tenant is required to vacate a portion of such Individual Property so taken upon giving notice to Landlord in writing of such election within sixty (60) days after the date of such taking. In the event of a termination pursuant to this
ARTICLE 27, (i) both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder with respect to such Individual Property and (ii) the Minimum Annual Rent payable thereafter shall be reduced by the percentage amount provided in ARTICLE 26 above for the Individual Property affected.

(b) Whether or not this Lease is terminated, Landlord shall be entitled to the entire award or compensation in such proceedings, except that Tenant may pursue reasonable relocation expenses.

(c) If Tenant elects not to terminate this Lease, Tenant shall remain in that portion of the Leased Premises which shall not have been appropriated or taken as herein provided, and Tenant agrees, provided that all condemnation award proceeds are made available to it for such purpose, to, as soon as reasonably possible, restore the remaining portion of the Leased Premises to a complete unit of like quality and character as existed prior to such appropriation or taking; and thereafter the Minimum Annual Rent provided for in
ARTICLE 4 hereof shall be adjusted on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining and the relative impact thereon of the respective interests of Landlord and Tenant.

                          ARTICLE 28. Attorneys' Fees

In the event that at any time either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, on any Default hereunder, then, and in that event, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expense of attorneys' fees and disbursements incurred therein by the successful party. Any obligation for attorneys' fees or disbursements incurred under this ARTICLE 28 shall be due and payable as additional rent under the provisions of this Lease. This ARTICLE 28 shall survive the expiration and/or termination of this Lease.

                    ARTICLE 29. Sale of Premises by Landlord

Landlord may transfer any or all of its interest in this Lease or in the Leased Premises or any Individual Property, at any time without the consent of Tenant, provided that Tenant's obligations under this Lease shall remain the same (e.g., Tenant shall still only be required to send one rent check to the Landlord and it will be the Landlord's obligation to divide the rent). In the event of any sale or exchange of all or part of the Leased Premises by Landlord and/or assignment by Landlord of this Lease or a portion of its interest in this Lease, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Leased Premises or this Lease occurring after the consummation of such sale or exchange and assignment with respect to such transferred or assigned interest, provided that transferee assumes all of Landlord's obligations under the Lease.

Tenant acknowledges that the Original Lease was collaterally assigned to Wachovia Bank, N.A., in its capacity as Agent under the Reimbursement Agreement dated as of November 20, 1997, as amended, among Landlord, the Lenders party thereto from time to time and Wachovia Bank, as Agent (the "Reimbursement Agreement") pursuant to a Mortgage and an Assignment of Rents (as defined in the Reimbursement Agreement) as to each of the properties comprising the Leased Premises, to secure Landlord's obligations to such Lenders under the Reimbursement Agreement, and agrees that such collateral assignments pursuant to such Mortgages and Assignments of Rent include this Lease, as an amendment and restatement of the Original Lease, and that this Lease shall constitute the "Lease" for all purposes under the Reimbursement Agreement. In Section 6.01 of the Reimbursement Agreement, the Agent agreed that, so long as all obligations of the Lessee are being paid as and when they come due pursuant to the Lease and no Event of Default has occurred under the Lease, the Lessee shall have no obligation under the Lease to pay Rent on an accelerated basis, and the Agent shall not terminate the Lease or disturb the rights of Lessee thereunder. Landlord represents and warrants to Tenant that such agreement of the Agent contained in the Reimbursement Agreement continues to apply to this Lease.

                              ARTICLE 30. Notices

All notices, offers, approvals, elections, consents, acceptances, waivers, reports, requests and other communications required or permitted to be given hereunder (all of the foregoing hereinafter collectively referred to as "Communications") shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by facsimile (which shall be confirmed by a writing sent by registered or certified mail or equivalent on the same date that such facsimile is sent), or by recognized overnight courier for next Business Day delivery, addressed or sent to the parties at the following addresses and facsimile numbers or to such other additional address or facsimile number as any party shall hereafter specify by Communication to the other parties:

         If to Landlord:       Movieplex Realty Leasing, L.L.C.
                               c/o Greenville Agricultural Credit Corporation
                               101 Greystone Blvd., Room 104
                               Columbia, South Carolina 29210
                               ATTN: Ms. Patricia Cato
                               Facsimile: 803-988-4870

         with a copy to:       Wachovia Bank, N.A.
                               191 Peachtree Street, N.E.
                               Atlanta, Georgia  30303-1757
                               ATTN: Syndications Group
                               Facsimile: (404) 332-1394

         with a copy to:       Wachovia Bank, N.A.
                               191 Peachtree Street, N.E.
                               30th Floor
                               Atlanta, Georgia  30303-1757
                               ATTN: Mr. Reginald Dawson
                               Facsimile: (404) 332-6920

         with a copy to:       Jones, Day, Reavis & Pogue
                               3500 SunTrust Plaza
                               303 Peachtree Street, N.E.
                               Atlanta, Georgia  30308-3242
                               ATTN:  Christopher L. Carson, Esq.
                               Facsimile: (404) 581-8868

         If to Tenant:         Carmike Cinemas, Inc.
                               1301 First Avenue
                               Columbus, Georgia 31901-2109
                               ATTN: Mr. Martin Durant
                               Facsimile: (706) 576-5433

         with a copy to:       Carmike Cinemas, Inc.
                               1301 First Avenue
                               Columbus, Georgia  31901-2109
                               ATTN: Mr. Lamar Fields
                               Facsimile: (706) 576-3880

         with a copy to:       Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                               New York, New York  10153
                               ATTN: J. Philip Rosen, Esq. (RLY)
                               Facsimile: (212) 310-8007

                              ARTICLE 31. Remedies

All rights and remedies of Landlord herein created or otherwise extending at law are cumulative, and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other. All such rights and remedies may be exercised and enforced concurrently and whenever and as often as deemed desirable.

                       ARTICLE 32. Successors and Assigns

All covenants, promises, conditions, representations and agreements herein contained shall be binding upon, apply and inure to the parties hereto and their respective heirs, executors, administrators, successors and assigns; it being understood and agreed, however, that the provisions of ARTICLE 21 hereof are in no way impaired by this ARTICLE 32.

                          ARTICLE 33. Representations

It is understood and agreed by Tenant that Landlord and Landlord's employees and agents have made no representations or promises with respect to the Leased Premises or the making or entry into this Lease, except as in this Lease expressly set forth, and that no claim or liability, or cause for termination, shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of, the breach of any representations or promises not expressly stated in this Lease. It is understood and agreed by Landlord that Tenant and Tenant's employees and agents have made no representations or promises with respect to the Leased Premises or the making or entry into this Lease, except as in this Lease expressly set forth, and that no claim or liability, or cause for termination, shall be asserted by Landlord against Tenant for, and Tenant shall not be liable by reason of, the breach of any representations or promises not expressly stated in this Lease.

                               ARTICLE 34. Waiver

The failure of Landlord to insist upon strict performance by Tenant of any of the covenants, conditions, provisions, rules and regulations, and agreements in this Lease, or to exercise any option, shall not be deemed a waiver of any of Landlord's rights or remedies and shall not be deemed a waiver of any subsequent breach or default by Tenant. The failure of Tenant to insist upon strict performance by Landlord of any of the covenants, conditions, provisions, rules and regulations, and agreements in this Lease, or to exercise any option, shall not be deemed a waiver of any of Tenant's rights or remedies and shall not be deemed a waiver of any subsequent breach or default by Landlord. No surrender of the Leased Premises shall be effected by Landlord's acceptance of rent or by any other means whatsoever unless the same be evidenced by Landlord's written acceptance of such as a surrender. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent shall be deemed to be other than on account of the earliest rent then unpaid, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease.

                            ARTICLE 35. Holding Over

If Tenant remains in possession of any part of the Leased Premises after the expiration of the term of this Lease without a new lease reduced to writing and duly executed and delivered (even if Tenant shall have paid, and Landlord shall have accepted, rent in respect to such holding over), Tenant shall be deemed to be occupying the entire Leased Premises only as a Tenant from month to month, subject to all covenants, conditions and agreements of this Lease, except as contemplated to the contrary in this ARTICLE 35. Such monthly rent shall be computed on the basis of one-eighth (1/8th) of the total rent payable by Tenant to Landlord during the last twelve (12) month period of the Term.

                           ARTICLE 36. Interpretation

The parties hereto agree that it is their intention hereby to create only the relationship of Landlord and Tenant, and that no provision hereof, or act of either party hereunder, shall ever be construed as creating the relationship of principal and agent, or a partnership, or a joint venture or enterprise between the parties hereto.

                         ARTICLE 37. Administrative Fee

Tenant shall pay an administrative fee to Wachovia Bank, N.A. (or any successor as Agent under the Reimbursement Agreement referred to in Article 29 hereof of which Tenant is notified in writing) in the amount of $30,000.00 each Lease Year on the Commencement Date and on each anniversary of such Commencement Date.

                         ARTICLE 38. Covenant of Title

Landlord covenants that it has full right, power and authority to make this Lease, and that Tenant or any permitted assignee or sublessee of Tenant, upon the payment of the rent and performance of the covenants upon Tenant's part to be performed hereunder, shall and may peaceably and quietly have, hold and enjoy the Leased Premises and improvements thereon during the Term of this Lease.

                        ARTICLE 39. Waiver of Redemption

Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Leased Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise. The rights given to Landlord herein are in addition to any rights that may be given to Landlord by any statute or otherwise.

                                ARTICLE 40. Fees

Tenant warrants and represents that it has not had negotiations with or dealt with any realtor, broker or agent in connection with the negotiation and execution of this Lease, and Tenant agrees to pay and to hold Landlord harmless from any cost, expense or liability (including cost of suit and reasonable attorney's fees) for any compensation, commissions or charges claimed by any realtor, broker or agent with respect to this Lease and the negotiation thereof. Landlord warrants and represents that it has not had negotiations with or dealt with any realtor, broker or agent in connection with the negotiation and execution of this Lease, and Landlord agrees to pay and to hold Tenant harmless from any cost, expense or liability (including cost of suit and reasonable attorney's fees) for any compensation, commissions or charges claimed by any realtor, broker or agent with respect to this Lease and the negotiation thereof.

                         ARTICLE 41. Tenant's Property

Landlord, its agents and employees shall not be liable and Tenant waives all claims for any damage to persons or property or to Tenant's business sustained by Tenant or any person claiming through Tenant located on the Leased Premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise, whether caused by other tenants or persons in the Leased Premises, occupants of adjacent property, or the public, or caused by operations in construction of any private, public or quasi-public work, without being limited by any other provisions of this Lease, other than ARTICLE 21. All property kept or stored by Tenant on the Leased Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any claims arising out of damage to the same or damage to Tenant's business, including subrogation claims by Tenant's insurance carrier, except to the extent arising under ARTICLE 21.

                            ARTICLE 42. Lease Status

At any time and from time to time, each party hereto shall, upon request of the other party, without charge, execute, acknowledge and deliver to the other party within thirty (30) days after request an instrument stating the commencement and termination dates of this Lease, the date on which rent commences, and if the same be true, that this Lease is a true and exact copy of the lease between the parties hereto, that there are no amendments hereof (or stating what amendments there may be), that the same is then in full force and effect and that, to the best of such party's knowledge, there are then no offsets, defenses or counterclaims with respect to the payment of rent reserved hereunder or in the performance of the other terms, covenants and conditions hereof on the part of such party to be performed, and that as of such date no default has been declared hereunder by either party hereto and that such party at the time has no knowledge of any facts or circumstances which it might reasonably believe would give rise to a default by either party. Each party shall remain liable to the other party for any damages sustained by such other party because of such failure by such party. Notwithstanding the foregoing, the failure of a party to execute, acknowledge and deliver the aforementioned instrument shall constitute an acknowledgment by such party that this Lease is unmodified and in full force and effect and shall constitute, as to any person or entity entitled to rely upon such statements, a waiver of any default by such party which may exist prior to the date of such notice.

                             ARTICLE 43. Recording

Landlord and Tenant agree to record a memorandum or so-called "short form" of this Lease in the appropriate real estate records for the Individual Properties.

                       ARTICLE 44. Construction of Lease

Tenant declares that Tenant has read and understands all parts of this Lease, including all printed parts hereof. It is agreed that in the construction and interpretation of the terms of this Lease, that the rule of construction that a document is to be construed most strictly against the party who prepared the same shall not be applied, it being agreed that both parties hereto have participated in the preparation of the final form of this Lease.

                              ARTICLE 45. Captions

Captions throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The use of the terms "hereof", "hereunder" and "herein" shall refer to this Lease as a whole, inclusive of the exhibits, except when noted otherwise. The use of the masculine or neuter genders herein shall include the masculine, feminine and neuter genders. The singular form shall include the plural when the context so requires. As used herein the terms "Landlord" and "Tenant" shall mean and include "Landlord" and "Tenant" and "its/their agents and employees," unless the context otherwise requires.

                            ARTICLE 46. Severability

If any provision of this Lease or any term, paragraph, sentence, clause, phrase or word appearing herein be judicially or administratively held invalid or unenforceable for any reason, such holding shall not be deemed to affect, alter, modify or impair in any manner any other provision, term, paragraph, sentence, clause, phrase or word appearing herein. Landlord and Tenant acknowledge that certain charges, fees and other payments are deemed "additional rent" herein for the purpose of enforcing Landlord's remedies, and shall not be construed as "rent" in the event of imposition of rent controls.

                     ARTICLE 47. Amendment and Restatement

         Landlord and Tenant each acknowledge and agree that this Lease is an amendment and restatement of the Original Lease and that this Lease supersedes the Original Lease in all respects.

                       ARTICLE 48. Liability of Landlord

Tenant acknowledges and agrees that all liability of Landlord under this Lease or arising out of the relationship of the parties created thereby shall be limited to its interest in the Leased Premises. No personal judgment shall lie against Landlord upon extinguishment of its rights in the Leased Premises and any judgment so rendered shall not give rise to any right of execution or levy against Landlord's assets (other than the Leased Premises). The provisions hereof shall inure to Landlord's successors and assigns. The foregoing provisions are not designed to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord, nor shall the foregoing be deemed to limit Tenant's rights to obtain injunctive relief or specific


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

performance or to avail itself of any other right or remedy which may be awarded Tenant by law or under this Lease.

                          ARTICLE 49. Entire Agreement

This Lease and the exhibits attached hereto constitute the sole and exclusive agreement between the parties with respect to the Leased Premises. No amendment, modification of or supplements of this Lease shall be effective unless in writing and executed by Landlord and Tenant.

                       ARTICLE 50. No Third-Party Rights

This Lease shall not confer, or be construed as conferring (directly, indirectly, contingently or otherwise), any rights or benefits on any Person that is not a named party to this Lease, including any so-called third-party beneficiary rights.

                        ARTICLE 51. Financial Statements

(a) As soon as available and in any event within ninety (90) days following the close of each fiscal year of Tenant during the Term, Tenant shall furnish to Landlord a condensed, consolidated balance sheet of Tenant and its Subsidiaries as of the end of such fiscal year and the related condensed statement of income and condensed statement of cash flows for the year then ended, together with an opinion of an independent certified public accountant satisfactory to Landlord or, at the election of Landlord, a certificate of the chief financial officer, owner or partner of Tenant to the effect that the financial statements have been prepared in conformity with generally accepted accounting principles consistently applied and fairly present the financial condition and results of operations of Tenant as of and for the period covered.

(b) As soon as available and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year, Tenant shall furnish to Landlord a condensed, consolidated balance sheet of Tenant and its Subsidiaries as of the end of such fiscal quarter and the related condensed statement of income and condensed statement of cash flows for such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter and the corresponding portion of the previous fiscal year, all certified as to fairness of presentation, GAAP and consistency by the chief financial officer of Tenant.

                          ARTICLE 52. Integrated Lease

Tenant acknowledges that this Lease constitutes one integrated true lease of the Leased Premises and not separate leases of each Individual Property.

                       ARTICLE 53. Multiple Counterparts

The Lease may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.


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

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Lease on the day and year first above mentioned.


WITNESS:                               LANDLORD:


                                       MOVIEPLEX REALTY LEASING, L.L.C.


                                       By: MoviePlex Realty Leasing Trust,
                                           its sole member


                                           By: Greenville Agricultural Credit
                                               Corporation, its Manager



                                               By:
-----------------------------                     ------------------------------
                                                  Patricia Cato
                                                  Vice President


                                       TENANT:


ATTEST:                                CARMIKE CINEMAS, INC.


                                       By:
-----------------------------             --------------------------------------
                                          Name:
                                          Title:


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